Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hudson.com

Hudson Highland Group Reports 2009
Third Quarter Financial Results

NEW YORK, NY – November 3, 2009 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the third quarter ended September 30, 2009.

2009 Third Quarter Summary

•	Revenue of $169.6 million, a decrease of 37.0 percent from $269.2 million for the third quarter of 2008, and a decrease of $4.2 million or 2.4 percent from the second quarter of 2009

•
Gross margin of $64.2 million, or 37.8 percent of revenue, down 43.0 percent from $112.7 million, or 41.9 percent of revenue for the same period last year, and a decrease of $0.7 million or 1.1 percent from the second quarter of 2009

•
Adjusted EBITDA* loss of $3.2 million, or 1.9 percent of revenue, down from adjusted EBITDA of positive $6.6 million for the third quarter of 2008, and an improvement from the adjusted EBITDA loss of $4.4 million in the second quarter of 2009

•	EBITDA* loss of $6.1 million, down from EBITDA of positive $3.8 million for the same period in 2008

•
Net loss from continuing operations of $7.6 million, or $0.29 per basic and diluted share, compared with net income from continuing operations of $0.4 million, or $0.01 per basic and diluted share, for the third quarter of 2008

•	Net loss of $6.9 million, or $0.26 per basic and diluted share, compared with net loss of $0.3 million, or $0.01 per basic and diluted share, for the third quarter of 2008

*Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

“Sequential improvement of adjusted EBITDA during the third quarter was encouraging,” said Jon Chait, Hudson Highland Group’s chairman and chief executive officer. “This achievement was counter to typical third quarter seasonal softness and resulted from the company’s earlier restructuring actions and increased sequential demand in some markets. While we expect the environment to remain challenging, I expect we will continue to deliver improved sequential financial results for the fourth quarter of 2009 and into 2010.”

“We continued to manage our cash well, ending the quarter with $44.5 million, as our Days Sales Outstanding decreased to 48 days,” said Mary Jane Raymond, the company’s executive vice president and chief financial officer. “We used $2.8 million of cash during the third quarter, of which $1.7 million was used for an earn-out payment on our Tony Keith acquisition in China and $0.9 million was a repayment on our credit facility. Cash flow from operations showed significant improvement from the first half of the year with a net use under $1 million.”

Restructuring Program

During the fourth quarter of 2009, the company expects to continue to streamline its operations in response to current economic conditions. The company recently increased the size of its 2009 restructuring plan to $19 million and expects to incur $2 - $5 million of restructuring charges during the fourth quarter of 2009. Third quarter restructuring expenses of $2.9 million were related to severance and lease terminations, primarily in Europe.

Liquidity and Capital Resources

The company ended the third quarter of 2009 with $44.5 million in cash and $10.5 million currently borrowed under its primary credit facility, down from $47.2 million in cash at the end of the second quarter of 2009 with $11.3 million borrowed. In addition, the company has availability under its primary credit facility of $2.3 million, as well as an additional $3.8 million of availability under local country credit facilities, the majority of which became available subsequent to September 30, 2009.  The company paid $1.7 million in July 2009 as part of its earn-out for the Tony Keith acquisition in China.

Guidance

Despite recent signs of increasing stability, visibility remains low.  As a result, the company will not provide formal guidance for the fourth quarter of 2009. The company will comment on current trends and its outlook for the fourth quarter on its third quarter earnings call.

Additional Information

Additional information about the company’s quarterly results can be found in the shareholder letter and the third quarter earnings slides in the investor information section of the company’s Web site at www.hudson.com.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Wednesday, November 4, 2009 at 9:00 a.m. ET to discuss this announcement. Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 36219796 at 8:50 a.m. ET. For those outside the United States, please call 1-706-634-5594 followed by the participant passcode 36219796. Hudson Highland Group's quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company's Web site at www.hudson.com.

The archived call will be available for two weeks by dialing 1-800-642-1687 followed by the participant passcode 36219796. For those outside the United States, the call will be available on 1-706-645-9291 followed by the participant passcode 36219796.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs nearly 2,500 professionals serving clients and candidates in more than 20 countries. More information is available at www.hudson.com.

Safe Harbor Statement

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations including the current economic downturn; the ability of clients to terminate their relationship with the company at any time; risks in collecting our accounts receivable; implementation of the company’s cost reduction initiatives effectively; the company’s history of negative cash flows and operating losses may continue; the company's limited borrowing availability under our credit facility, which may negatively impact our liquidity; restrictions on the company’s operating flexibility due to the terms of its credit facility; fluctuations in the company’s operating results from quarter to quarter; risks relating to the company’s international operations, including foreign currency fluctuations; risks related to our investment strategy; risks and financial impact associated with dispositions of underperforming assets; the company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; competition in the company’s markets and the company’s dependence on highly skilled professionals; the company’s exposure to employment-related claims from both clients and employers and limits on related insurance coverage; the company’s dependence on key management personnel; volatility of stock price; the impact of government regulations; financial impact of audits by various taxing authorities; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this letter. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts' expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

 HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue	$169,647	$269,239	$508,186	$865,398
Direct costs	105,457	156,544	317,108	495,123
Gross margin	64,190	112,695	191,078	370,275
Operating expenses:
Selling, general and administrative expenses	67,412	106,080	208,442	345,478
Depreciation and amortization	2,741	3,913	9,369	11,274
Business reorganization and integration expenses	2,878	2,817	12,279	5,033
Goodwill and other impairment charges	-	-	1,549	-
Total operating expenses	73,031	112,810	231,639	361,785
Operating (loss) income	(8,841)	(115)	(40,561)	8,490
Other (expense) income :
Interest, net	(96)	337	(469)	895
Other, net	99	603	773	1,963
(Loss) income from continuing operations before provision for income taxes	(8,838)	825	(40,257)	11,348
(Benefit) provision for income taxes	(1,215)	464	(2,300)	8,524
(Loss) income from continuing operations	(7,623)	361	(37,957)	2,824
Income (loss) from discontinued operations, net of income taxes	770	(670)	7,773	3,187
Net (loss) income	$(6,853)	$(309)	$(30,184)	$6,011
Basic earnings (loss) per share:
(Loss) income from continuing operations	$(0.29)	$0.01	$(1.46)	$0.11
Income (loss) from discontinued operations	0.03	(0.02)	0.30	0.13
Net (loss) income	$(0.26)	$(0.01)	$(1.16)	$0.24

Diluted earnings (loss) per share:
(Loss) income from continuing operations	$(0.29)	$0.01	$(1.46)	$0.11
Income (loss) from discontinued operations	0.03	(0.02)	0.30	0.13
Net (loss) income	$(0.26)	$(0.01)	$(1.16)	$0.24

Weighted average shares outstanding:
Basic	26,320	25,245	25,938	25,180
Diluted	26,320	25,630	25,938	25,550

 HUDSON HIGHLAND GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amount)
(unaudited)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$44,483	$49,209
Accounts receivable, net	96,994	127,169
Prepaid and other	13,169	15,411
Current assets from discontinued operations	314	2,360
Total current assets	154,960	194,149
Intangibles, net	1,231	2,498
Property and equipment, net	19,306	24,379
Other assets	15,767	9,927
Total assets	$191,264	$230,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,009	$15,693
Accrued expenses and other current liabilities	57,523	76,447
Short-term borrowings	10,456	5,307
Accrued business reorganization expenses	6,761	5,724
Current liabilities from discontinued operations	72	1,410
Total current liabilities	84,821	104,581
Other non-current liabilities	19,734	16,904
Accrued business reorganization expenses, non-current	548	1,476
Total liabilities	105,103	122,961
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 100,000 shares authorized; issued 26,764 and 26,494 shares, respectively	27	26
Additional paid-in capital	445,387	450,739
Accumulated deficit	(393,089)	(362,905)
Accumulated other comprehensive income—translation adjustments	34,128	27,054
Treasury stock, 111 and 1,140 shares, respectively, at cost	(292)	(6,922)
Total stockholders’ equity	86,161	107,992
Total liabilities and stockholders' equity	$191,264	$230,953

 HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$35,705	$67,898	$66,044	$-	$169,647
Gross margin	$9,258	$29,571	$25,361	$-	$64,190
Adjusted EBITDA (1)	$(1,625)	$30	$2,579	$(4,206)	$(3,222)
Business reorganization and integration expenses	592	1,881	405	-	2,878
Goodwill and other impairment charges	-	-	-	-	-
EBITDA (1)	(2,217)	(1,851)	2,174	(4,206)	(6,100)
Depreciation and amortization	1,047	911	739	44	2,741
Operating (loss) income	$(3,264)	$(2,762)	$1,435	$(4,250)	$(8,841)

For The Three Months Ended September 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$66,485	$98,301	$104,453	$-	$269,239
Gross margin	$17,967	$49,717	$45,011	$-	$112,695
Adjusted EBITDA (1)	$1,586	$3,403	$7,631	$(6,005)	$6,615
Business reorganization and integration expenses	121	813	1,883	-	2,817
Goodwill and other impairment charges	-	-	-	-	-
EBITDA (1)	1,465	2,590	5,748	(6,005)	3,798
Depreciation and amortization	1,175	1,495	1,190	53	3,913
Operating income (loss)	$290	$1,095	$4,558	$(6,058)	$(115)

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

 HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2009	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$122,861	$202,014	$183,311	$-	$508,186
Gross margin	$30,741	$91,155	$69,182	$-	$191,078
Adjusted EBITDA (1)	$(5,284)	$(253)	$2,318	$(14,145)	$(17,364)
Business reorganization and integration expenses	3,339	6,547	2,379	14	12,279
Goodwill and other impairment charges	(120)	-	1,669	-	1,549
EBITDA (1)	(8,503)	(6,800)	(1,730)	(14,159)	(31,192)
Depreciation and amortization	3,100	3,731	2,401	137	9,369
Operating (loss) income	$(11,603)	$(10,531)	$(4,131)	$(14,296)	$(40,561)

For The Nine Months Ended September 30, 2008	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$221,254	$324,329	$319,815	$-	$865,398
Gross margin	$60,901	$170,603	$138,771	$-	$370,275
Adjusted EBITDA (1)	$4,544	$18,985	$22,413	$(21,145)	$24,797
Business reorganization and integration expenses	1,826	1,229	1,978	-	5,033
Goodwill and other impairment charges	-	-	-	-	-
EBITDA (1)	2,718	17,756	20,435	(21,145)	19,764
Depreciation and amortization	3,518	4,467	3,130	159	11,274
Operating (loss) income	$(800)	$13,289	$17,305	$(21,304)	$8,490

(1)
Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.